To be argued by:
ROBERT C. WEISZ
15 minutes requested

Court of Claims, Claim No. 112279

Supreme Court of the State of New York
Appellate Division – Second Department

GYRODYNE COMPANY OF AMERICA, INC.,

Claimant-Respondent,

-against-

Docket No.
2010-08950
2011-

STATE OF NEW YORK,

Defendant-Appellant.

BRIEF FOR APPELLANT

ERIC T. SCHNEIDERMAN
Attorney General of the State of New York
Attorney for Appellant
120 Broadway, 25th Floor
New York, New York 10271
(212) 416-6325

BENJAMIN GUTMAN
Deputy Solicitor General
ROBERT C. WEISZ
Assistant Solicitor General of Counsel

Dated: March 7, 2011

SUPREME COURT OF THE STATE OF NEW YORK
APPELLATE DIVISION: SECOND DEPARTMENT

GYRODYNE COMPANY OF AMERICA, INC.,

Claimaint-Respondent,

against

STATE OF NEW YORK,

Defendant-Appellant.

Appellate Division Docket Nos.
2010-08950
2011-______

STATEMENT PURSUANT TO C.P.L.R. 5531

1. The claim number of this proceeding in the Court of Claims was 112279.

2. The original parties named in the Notice of Claim were Gyrodyne Company of America, Inc. and the State University of New York at Stony Brook for the People of the State of New York. The State of New York has replaced the State University of New York at Stony Brook for the People of the State of New York as defendant.

3. The proceeding was commenced in the Court of Claims.

4. The proceeding was commenced on May 1, 2006. The Notice of Claim was served on or about May 2, 2006.

5. This is a proceeding under the Eminent Domain Procedure Law for additional compensation for the taking of real property.

6. This appeal is from a judgment of the Court of Claims (James J. Lack, J.) entered on August 17, 2010, and an additional judgment of the same court and judge entered on February 9, 2011.

7. The method of appeal being used is the appendix method as authorized by C.P.L.R. 5528 and 22 N.Y.C.R.R. §§ 670.9(b), 670.10.1, 670.10.2(c).

TABLE OF CONTENTS

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TABLE OF AUTHORITIES (cont'd)

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PRELIMINARY STATEMENT

In this eminent domain proceeding, claimant Gyrodyne Company of America, Inc. seeks compensation for the partial taking of its 308-acre property in Suffolk County. The Court of Claims (Lack, J.) awarded Gyrodyne $125 million plus interest for the 245 acres taken. The State appeals.

This Court should vacate and remand for a new trial because the Court of Claims abdicated its duty to ensure just compensation—that is, compensation fair to both the property owner and the taxpayers. Instead, the court below erroneously held that perceived defects in the State's case obligated the court to accept blindly Gyrodyne's valuation of the property.

But Gyrodyne's valuation was fundamentally flawed. Gyrodyne asserted that the highest and best use for its largely vacant property was as a residential subdivision; its valuation failed, however, to account meaningfully for the costs of achieving that theoretical use. The negligible adjustments Gyrodyne made to "comparable" sales as small as 4 acres were plainly inadequate to cover the costs of obtaining necessary approvals from three

separate governments and then developing a 308-acre tract. By failing to account for necessary costs, Gyrodyne artificially inflated its valuation.

Gyrodyne further inflated its valuation by assuming a residential density higher than the evidence supports. By overstating the likelihood that it will be permitted to construct a large number of residential units, and then multiplying by an inflated price per unit, Gyrodyne arrived at an excessive and insupportable valuation. When scrutinized by a court fulfilling its constitutional obligations, then, Gyrodyne's evidence cannot support the compensation awarded, even if the State's valuation is assumed for the sake of argument to be defective. Accordingly, a new trial is necessary.

That new trial should consider the issue of highest and best use. The flaws in Gyrodyne's approach affect both the likelihood that it could have legally built the residential subdivision it theorizes and also the economic viability of such a subdivision. Both are necessary elements of the highest-and-best-use inquiry, which must be answered using realistic assumptions.

QUESTIONS PRESENTED

1. Whether the Court of Claims had the constitutional obligation to scrutinize Gyrodyne's valuation of the property, even if it found the State's evidence unpersuasive.

The Court of Claims answered in the negative.

2. Whether Gyrodyne's valuation of the property as a potential residential subdivision failed to account for the costs of developing that subdivision and relied on unrealistic assumptions about the amount of development that would be approved by local authorities.

The Court of Claims did not answer this question.

3. Whether the flaws in Gyrodyne's valuation of the property required reexamination of the issue of highest and best use.

The Court of Claims did not answer this question.

4. Whether vacatur of the underlying judgment requires vacatur of the judgment awarding Gyrodyne fees and expenses.

The Court of Claims did not answer this question.

STATEMENT OF THE CASE

Gyrodyne was, before the taking at issue, the owner of a 307.89-acre property in Suffolk County (the "Property") (Appendix ["A."] 97, 380, 605, 1192). The Property straddles the border between the Town of Brookhaven and the Town of Smithtown. It has frontage on Stony Brook Road, North Country Road (a/k/a State Route 25A), and Mills Pond Road. (A. 97, 380, 795, 1192) The Long Island Rail Road's Port Jefferson Branch crosses the Property from the southwest to the northeast and divides it into two portions (A. 795, 1186, 1957-1958). The larger portion, referred to by the court below as "Parcel A," consists of about 245 acres located south and east of the railroad tracks. The remainder of the Property, referred to below as "Parcel B," consists of about 62 acres located north and west of the railroad tracks. (A. 5.)

The Property, which Gyrodyne once used to test helicopters (A. 515-516), was largely undeveloped at the time of the taking. It was improved by only seven buildings, three of which were in Parcel A. (A. 5, 106-107, 380, 385-386, 440, 515-516, 605, 1235.)

The Property was zoned for industrial use in both Brookhaven and Smithtown (A. 99, 132, 382, 453, 605, 1192.)

The main campus of Stony Brook University, part of the State University of New York, is located just east of Parcel A (A. 605, 1228). In August 2004, the University determined, after a hearing, to acquire Parcel A for use as a research and development campus. *Matter of Gyrodyne Co. of Am. v. State Univ. of N.Y. at Stony Brook*, 17 A.D.3d 675, 675 (2d Dep't 2005). (A. 5.) Gyrodyne challenged the University's determination in a proceeding under Eminent Domain Procedure Law § 207. This Court confirmed the determination, holding that the University had "sufficient statutory jurisdiction and authorization for this public project." *Matter of Gyrodyne Co. of Am., Inc.*, 17 A.D.3d at 675.

Title vested in the University on November 2, 2005 (A. 52, 1202). The State paid Gyrodyne approximately $26 million in compensation. Gyrodyne filed this claim on May 1, 2006, asserting that it had not received adequate compensation for the

taking (A. 52-56). The matter was tried to the Court of Claims (Lack, J.) over four days in August 2009.

Gyrodyne called five witnesses. Daniel J. Gulizio, a planner, testified about the likelihood of obtaining the government approvals necessary to develop the property for residential use. He asserted that there was a 90% to 95% likelihood that the Town of Brookhaven would approve the Property for residential development at a density of three to six units per acre, and a 70% to 75% likelihood that the Town of Smithtown would do the same. (A. 80-233.) Alan King, Jr., a traffic engineer, testified about potential traffic impacts from development of the Property (A. 234-376). Gary P. Taylor, a real estate appraiser, testified about the Property's value. He claimed that the highest and best use of the Property was as a potential residential subdivision with four to five units per acre on each of the 308 acres. He asserted that, with the Property valued for that use, Gyrodyne was entitled to $125 million in compensation for the taking of Parcel A. (A. 377-506, 1184-1352.) Peter Pitsiokos, a Gyrodyne executive, testified about the history of the Property and past efforts at

development (A. 513-570). Finally, Gerald Barton, a real estate developer, testified about his efforts to develop the Property as a golf-and-residential community (A. 572-599).

The State called three witnesses. Robert Grover, an environmental scientist and planner, testified about the process for obtaining land use and zoning approvals. Grover explained that Gyrodyne would have needed to obtain environmental, site planning, and zoning approvals from Smithtown and Brookhaven, as well as approval from Suffolk County. He estimated that the entire approval process would likely take seven years to complete. (A. 600-691.) Grover further stated that he believed the approval process would result in a development of substantially lower density than Gulizio claimed (A. 637, 640, 675, 678-679). William Fitzpatrick, a traffic engineer, testified about potential traffic impacts from development of the Property (A. 691-786). And Kenneth Golub, a real estate appraiser, testified about the Property's value. Golub testified that the highest and best use for the Property was for development as a research and development park, consistent with the existing industrial zoning. Golub

concluded that, with the Property valued for that use, Gyrodyne was entitled to $22.45 million in compensation. Golub considered residential development of the property, but concluded that obtaining all necessary approvals would be difficult, at best, and would entail a great deal of uncertainty about the number of units that could ultimately be built. (A. 787-914, 1769-1941.)

Following post-trial briefing, the court below issued a written decision dated June 10, 2010. After discussing the trial testimony and generally applicable principles of law (A. 6-29), the court adopted Gyrodyne's view that the highest and best use of the Property was as a potential residential subdivision with four to five units per acre on each of the 308 acres (A. 37; *see* A. 30-37). The court cited three primary factors in rejecting the State's contrary position that the Property's highest and best use was under the current industrial zoning. First, the court noted that "[e]ach of claimant's experts were either local to Long Island or had experience on Long Island" (A. 31), whereas "[t]he majority of

experts presented by defendant were not local" (A. 32).[1] Second, the court pointed to ostensible inconsistencies or lapses in the State's evidence, such as Grover's resume referring more to environmental science than planning (A. 32-33), although Grover had explained that he considered environmental scientist and planner to be a single job (A. 641; *see also* A. 1763). Third, the court criticized the State's trial counsel, by name, for what it considered an inadequate job of cross-examining Gyrodyne's witnesses (A. 16, 17-18, 34-35, 36, 37; *see also* A. 32 (criticizing counsel's handling of State's evidence)). For example, the court in its opinion identified several practical obstacles that the railroad might pose for a potential residential development. But rather than seeking answers to those questions, the court simply blamed the State's trial counsel for not having raised the railroad issue himself (A. 36).

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1 Grover is "a lifelong Long Islander" who works in Suffolk County (A. 600). Golub is from Westchester County (A. 787-788). Fitzpatrick is from Dutchess County (A. 691). An appraiser need not work in the county where a property is located in order to testify about its value. 5 Julius L. Sackman, *Nichols on Eminent Domain* § 23.06, at 23-56 to 23-57 (3d ed. 2009).

Having accepted Gyrodyne's highest and best use, the court turned to valuation. Because the State had not presented evidence of the Property's value as a potential residential subdivision, the court held that it was "left with no choice but to accept the before and after values and damages found by" Gyrodyne (A. 37). The Court of Claims therefore awarded Gyrodyne $125 million plus interest (A. 38). Judgment was entered on August 17, 2010 (A. 40-43). The State appealed (A. 1-2). On or about December 14, 2010, the Court of Claims issued a decision & order (one paper) granting Gyrodyne's application for fees and expenses. The court directed entry of an additional judgment in the amount of $1,474,940.67. The State appealed. (A. 44-51.) The additional judgment was entered on February 9, 2011 (A. 51.3-51.6). The State appealed (A. 51.1-51.2).

ARGUMENT

POINT I

THE COURT OF CLAIMS ERRED IN HOLDING THAT IT WAS REQUIRED TO ACCEPT WITHOUT QUESTION A FLAWED VALUATION

A court hearing a claim for just compensation may not accept a claimant's property valuation unless it determines that the valuation is in fact accurate. "A condemnation proceeding is not a private litigation. There is a constitutional mandate upon the court to give just and fair compensation for any property taken. This means just to the claimant *and* just to the people who are required to pay for it." *Yaphank Dev. Co. v. County of Suffolk,* 203 A.D.2d 280, 282 (2d Dep't 1994) (quotation marks omitted and emphasis added).

Given the public nature of a condemnation proceeding, a court is not to accept blindly a property valuation presented to it. Even if the State's valuation is rejected for some reason, the claimant's opposing valuation must still be scrutinized, not simply accepted by default. And if neither valuation is adequate and the record lacks sufficient evidence to establish just compensation, a new trial is required. *See, e.g., In re Nassau County (Cohen),* 39

N.Y.2d 574, 577-78 (1976); *Chester Indus. Park Assocs. v. State*, 65 A.D.3d 513, 514 (2d Dep't 2009); *County of Suffolk v. Kalimnios*, 275 A.D.2d 455, 457 (2d Dep't 2000); *Yaphank Dev. Co.*, 203 A.D.2d at 282; *Frank Micali Cadillac-Oldsmobile, Inc. v. State*, 104 A.D.2d 477, 481 (2d Dep't 1984).

The Court of Claims thus erred as a matter of law by holding that "because of the manner by which [the State] presented [its] case," the court was "left with no choice but to accept the before and after values and damages found by" Gyrodyne (A. 37). *See Bienenstock v. State*, 287 A.D.2d 587, 588 (2d Dep't 2001) (rejection of State's appraisal did "not mean that the Court of Claims was required to accept the valuation of the claimant's appraiser without question"); *In re N.Y. City Transit Auth.*, 160 A.D.2d 705, 705 (2d Dep't 1990) ("The trial court is not bound by the claimant's opinion testimony even where uncontradicted . . . ."). In so holding, the court abdicated its constitutional duty to ensure just compensation; there is always not merely a choice, but an obligation, to reject a faulty valuation.

And as explained below, Gyrodyne's valuation was faulty, even if one assumes for the sake of argument that the State's evidence was unpersuasive. While there are many problems that the State would point out at retrial, two major flaws suffice to require vacatur of the judgment below. First, Gyrodyne based its valuation upon the benefit of having its land approved and developed for residential use without accounting meaningfully for the costs of achieving that hypothetical use. By effectively assuming away costs, Gyrodyne artificially inflated the value of the property. Second, Gyrodyne overstated the number of housing units that likely could have been built on the Property. Because Gyrodyne valued the Property on a "per unit" basis, rather than a per acre basis, this overstatement led to further inflation of the valuation. And as explained in Point II, these flaws not only undermine the basis for the court's determination of damages, but also call into question the court's finding that the highest and best use of the property is as a residential subdivision.

A. Gyrodyne Greatly Understated The Costs Of Its Potential Residential Subdivision.

Gyrodyne grossly inflated the value of a potential residential subdivision by not deducting the realistic costs of achieving that hypothetical use. Even if the zoning authorities were likely to approve development at the density Gyrodyne claimed, and as explained below they were not, the value of the land would have to be adjusted to take into account the costs of obtaining those approvals and constructing the development.

The owner of condemned property is entitled to just compensation measured at the property's highest and best use. *E.g., In re Town of Islip,* 49 N.Y.2d 354, 360 (1980). Where the highest and best use of vacant land is development, the property is valued neither as raw acreage nor as developed property, but as raw acreage with an increment for potential development. *E.g., id.* at 360-61; *Hewitt v. State,* 18 A.D.2d 1128, 1128 (4th Dep't 1963).

In calculating the increment for potential development, one must take into account the costs that would be required to achieve such development. *See N.Y. State Dev. Corp. v. 230 W. 41st St.*

Assocs., 77 A.D.3d 479, 479-80 (1st Dep't 2010) (affirming Supreme Court's deduction of costs necessary to reach highest and best use); *Breitenstein v. State*, 245 A.D.2d 837, 840 (3d Dep't 1997) (reversing judgment for claimant where Court of Claims gave benefit of presuming land ready for use without deducting costs of achieving readiness); *In re Iroquois Gas Transmission Sys. L.P.*, 227 A.D.2d 713, 714 (3d Dep't 1996) (reversing judgment for claimant where Supreme Court had relied upon appraisal that failed to adjust for costs of developing land); *see also* 4 Julius L. Sackman, *Nichols on Eminent Domain* § 12B.14[1][a], at 12B-131 to 12B-133 (3d ed. 2009) ("if evidence is offered as to developed value, consideration must be given to the cost of developing that value").

Gyrodyne failed to do so. It did not account for the full costs of obtaining all necessary government approvals, or for developing a large property.

1. Approvals and rezoning

One substantial cost that must be accounted for is the obtaining of any government approvals required for a potential

development. *See Breitenstein*, 245 A.D.2d at 840; *Valley Stream Lawns, Inc. v. State*, 9 A.D.2d 149, 151-52 (3d Dep't 1959). Because the comparable sales upon which Gyrodyne relied already had all necessary zoning and site planning approvals, Gyrodyne adjusted its comparable sales downward by 5% for rezoning, and 5% or 10% for all other required approvals (A. 1255-1257). But those small adjustments cannot withstand scrutiny.

There is no question that substantial legal changes would have been required for any residential use of the Property. At the time of the taking, the Property was zoned industrial in both Brookhaven and Smithtown; residential development could not have occurred without each town's rezoning its portion of the Property. (A. 99, 132, 382, 453, 605, 1192.) Gyrodyne did not merely assert that the Property would have been rezoned to an established residential classification, however. Its highest and best use would have required rezoning the Property to Planned Development District, or "PDD" (A. 110, 124-125, 130-131, 1237-1240). A PDD creates unique standards for a given property, selecting from among all zoning categories available in the town.

In other words, the approved master plan for the site essentially becomes the zoning for the site, even if no standard zoning category would permit such development. (A. 124-125, 612-613, 684-685, 927.)

Several things would have had to happen for Gyrodyne to obtain PDD zoning. First, Smithtown would have needed to adopt a new law that permitted PDD zoning. In November 2005, Smithtown had no legal authority to zone any property PDD. (A. 163-164, 167, 491.) Thus, a change in governing law would have been a threshold step.

If and when Smithtown changed its laws, Gyrodyne would then have needed to apply to each town for three sets of approvals. PDD zoning requires that all other approvals be obtained prior to the rezoning; the designation of the property as zoned to PDD is actually the last step in the government approval process. (A. 167, 434, 604, 606.) Thus, in addition to applying to each town for rezoning, Gyrodyne would have had to also apply to each town for site-plan approval and for approval under the State Environmental Quality Review Act ("SEQRA"), Environmental

Conservation Law article 8. Each town would have conducted its own review process and granted, or withheld, its own approval for site plans and rezoning. SEQRA review would likely have been conducted with the two towns acting as co-lead agencies. (A. 606-610, 1742.)

Obtaining approvals can take a long time even where only one town is involved. Gyrodyne's own planning expert testified that the Brookhaven Town Board often let applications linger for years if there were any problems with them (A. 182-183). And in the years just before the taking, Brookhaven imposed a moratorium on applications to rezone property for certain types of development (A. 114). Gyrodyne's planning expert further testified that, in one recent instance, Brookhaven approved a rezoning application, but then rescinded the approval after a new Town Board was elected. That matter was still in litigation several years later. (A. 112, 170, 175.) With two towns involved here, the risks of such delays would have been even greater.

And the towns would not have been the only governments involved. Because the property is within 500 feet of a town

border, Gyrodyne would also have had to seek approval from the Suffolk County Planning Commission. If the County Planning Commission disapproved of the plan, each town would have needed a supermajority in order to approve the plan over the County's objection. *See* General Municipal Law § 239-m. (A. 84-86, 465-466, 618-619.)

Given the need for approvals from three separate governments (or supermajority approvals from two separate governments), this process would have been likely to take a long time. Gyrodyne acknowledged that it would "take some time and effort" to obtain approvals (A. 421; *see also* Tr. 468-469), but made no effort to quantify how much time. And there is no evidence that any of Gyrodyne's "comparable" sales required approval from more than one government, so they shed little light on the question. In contrast, the State's environmental and planning expert testified, based on his experience with another large parcel in Suffolk County, the former Pilgrim State Hospital, that the entire approval and rezoning process would likely have taken seven years (A. 619-620). The court below held that "a willing

developer would be aware of the potential delays in a change of zone . . . and plan and build in the cost of such delays in the development" (A. 37). Yet, the court then accepted at face value an appraisal that did not fully account for the cost of those very delays.

The first cost to consider is the time value of money. A developer or buyer of the Property in November 2005, knowing that it would be tied up for years during the approval process, would have insisted that the value of the land as fully approved be discounted to present value. In calculating present value this Court has used the rates of United States Treasury bonds with maturities close to the discount period. *See Altmajer v. Morley*, 274 A.D.2d 364, 366 (2d Dep't 2000); *Abellard v. N.Y.C. Health & Hosps. Corp.*, 264 A.D.2d 460, 461 (2d Dep't 1999); *see also Garrison v. Lapine*, 72 A.D.3d 1441, 1444 (3d Dep't 2010). On November 2, 2005, the date title vested in the University, the United States Treasury's seven-year bonds had a yield of 4.54%. *See* Federal Reserve, Interest rate data, *http://www.federalreserve.gov/releases/h15/data/Business_*

day/H15_TCMNOM_Y7.txt. At that rate, $1.00 in 2012 (the likely end of the approval process) would have been worth only $0.73 in 2005.[2] The 10% or 15% adjustments made by Gyrodyne for approvals and zoning, therefore, are inadequate even to cover the time value of money.

And the time value of money is not the only cost requiring a discount. The property owner would, while the approval and rezoning applications were pending, also have had significant carrying costs. For example, the owner would have needed to pay property taxes, as well as interest on any mortgage loan. Because Gyrodyne never mentioned carrying costs, and its existing adjustments are insufficient even to cover the time value of money, its ostensibly comparable sales must be further adjusted downward for carrying costs.

Additional downward adjustment is also required to reflect the expenditures required to obtain approvals. For example, to prepare each of the required applications the Property's owner

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[2] Present Value = Future Value ÷ (1 + interest rate) ^ number of years. *E.g.*, Joseph Stiglitz, *Economics* 141-43 (1993). Thus, Present Value = 1.00 ÷ (1 + 0.0454) ^ 7 = 0.73.

would have needed to hire attorneys, engineers, planners, and perhaps other professionals (A. 588-589). And once the applications were prepared, each government agency would almost certainly have charged application or filing fees. To the extent Gyrodyne addressed these costs, it purported to include them in the 5% adjustment for rezoning (A. 492-493, 504-505). But, again, the existing adjustments do not even cover the time value of obtaining all the approvals, let alone any of the other expenses.

2. Development costs

Gyrodyne also failed to account for full development costs. *See Breitenstein*, 245 A.D.2d at 840; *Valley Stream Lawns, Inc.*, 9 A.D.2d at 151-52. If and when approvals were obtained, the Property would have needed to be developed to a condition in which lots could be built upon or sold. Once again, this would have taken time (*see* A. 423 (sewer construction "time consuming")), which would require discounts to reflect the time value of money. And, again, the longer the time, the higher the

carrying costs; taxes and mortgage loan interest would have had to been paid while the Property is developed.

Yet there was no meaningful provision for such time costs in Gyrodyne's appraisal. While Gyrodyne purported to adjust its comparables for "Size (# of Units)," the only explanation given is that this "account[s] for the principle that projects with fewer units typically sell for more on a per unit basis as opposed to projects with a larger number of units" (A. 1256). This statement does not permit intelligent review of Gyrodyne's assumptions about how long it would take to develop a property of any particular size. It is unclear, for example, why a 3.8-acre 28-unit development gets only a 25% downward adjustment when compared to Gyrodyne's 308-acre potential development with anywhere from 1232 to 1540 units (A. 1255). If Gyrodyne really believed that the development of the former property would have taken 75% of the time required to develop the latter, it needed to explain why. *See In re Acquisition of Real Property by the County of Dutchess*, 186 A.D.2d 891, 892 (2d Dep't 1992) ("'[A]n appraiser is expected to set forth his explanations and adjustments'

including the necessary facts, figures and calculations to account for the adjustments." (citations omitted)); *accord Bell v. Vill. of Poland*, 281 A.D.2d 878, 879 (4th Dep't 2001) (following *County of Dutchess*); *Pritchard v. Ontario County Indus. Dev. Agency*, 248 A.D.2d 974, 974 (4th Dep't 1998) (same); *Svoboda v. State*, 28 A.D.2d 1056, 1056-57 (3d Dep't 1967) (criticizing lack of "demonstrable basis for the so-called 'adjustments'").

Moreover, three comparable sales, numbers 8, 9, and 14, were not adjusted at all, even though they were less than one-third the size of the Property and contained fewer than one-quarter the number of units Gyrodyne projected for itself (A. 1255). The failure to adjust appears to have resulted from Gyrodyne treating its Property as three smaller parcels: the 63.76-acre part of Parcel A in Smithtown, the 181.7-acre part of Parcel A in Brookhaven, and the 62.43-acre Parcel B. (A. 1257-1258.) This is fiction. The question is what the Property was worth at the time of the taking and what Parcel B was worth immediately after the taking. The first half of that question, in turn, depends upon a potential residential subdivision of the

entire 308-acre Property. There was no testimony that the highest and best use before the taking involved developing only Parcel A or only Parcel B, let alone only a fraction of Parcel A. Except when it came to (not) making adjustments, Gyrodyne treated its Property as a single item. (*See* A. 167-168, 221-222, 436, 495-496, 523, 1942-2058.) *Cf. 90 Front St. Assoc., LLC v. State*, 79 A.D.3d 708 (2d Dep't 2010) (two parcels valued as single economic unit even though one was sold just before condemnation). And the entire property is far larger, and would almost certainly have taken far longer to develop, than the 40.8-acre to 74.79-acre comparables that Gyrodyne refused to adjust. Indeed, Gyrodyne's hypothetical 1232-to-1540-unit 308-acre development would have been at least as large as all of Gyrodyne's comparables put together (A. 429, 1255).

Gyrodyne also failed to adjust in any realistic way for the expenditures necessary for development. The only nod in this direction is a single adjustment for "Utility/Restrictions." For reasons unexplained, this adjustment lumps together (a) the cost of building sewage treatment plants and (b) the effect of legal

restrictions concerning who may purchase homes in a given development (*e.g.*, approvals for senior-citizen-only communities). (A. 1255-1256.) This combination obscured how much of an adjustment was (or was not) being made for each factor. Moreover, Gyrodyne made no effort to quantify the cost of sewer installation, and so provided no basis for comparing the relative costs of providing sewers for 28 units as opposed to 1232 to 1540 units. This unexplained adjustment did not satisfy Gyrodyne's burden of proving that its comparable sales were actually comparable. *See County of Dutchess*, 186 A.D.2d at 892 (rejecting unexplained adjustments); *City of Rochester v. Dray*, 60 A.D.2d 766, 767 (4th Dep't 1977) (unexplained composite adjustment was "improper"); *see also* 5 Sackman, *supra*, § 21.02[1], at 21-37 ("The offeror must demonstrate that the property involved is sufficiently similar and proximate to the property in litigation as to be of utility in reflecting the market value at issue." (footnote omitted)).

Furthermore, Gyrodyne did not even purport to account for any development costs other than sewers or sewage treatment plants. It also needed to consider the cost of providing necessities

like internal roads, water, electricity, gas, or telephone or cable service. *See, e.g.*, *Breitenstein*, 245 A.D.2d at 840; *Iroquois Gas*, 227 A.D.2d at 714; *Valley Stream Lawns*, 9 A.D.2d at 151. (*See also* A. 588 (developing Property would require installation of "water, streets, and sewer")). A 308-acre tract may well require substantially more in the way of internal roads than a 4-acre property with 28 units (A. 1255, 1311), or an 8-acre property with 32 units (A. 1255, 1313). Yet Gyrodyne never mentioned internal roads. It neither adjusted for their construction nor presented evidence that the Property's existing internal roads would have been sufficient for 1232 to 1540 residential units. As for utilities, Gyrodyne claimed that its comparables had "all" utilities other than sewers (A. 1302, 1305, 1307, 1309, 1311, 1313, 1315). It is unclear from the existing record, however, the extent to which there were utilities on the Property, other than in the immediate vicinity of the seven small, existing buildings. Having failed to demonstrate the presence of all utilities necessary to develop up to 1540 residential units, Gyrodyne needed to adjust its comparables to account for the installation of utilities. Yet Gyrodyne made no

effort to quantify and adjust for the materials and labor that would have been necessary to provide fully necessities like water mains, gas mains, or power lines.

Because Gyrodyne failed to account for such development costs, or for the costs of obtaining approvals required as a precursor to development, its valuation of the property was grossly inflated and legally insufficient. The Court of Claims thus erred by holding that it was obligated to accept blindly Gyrodyne's valuation. *See, e.g., Iroquois Gas,* 227 A.D.2d at 904-05 ("Supreme Court's determination being based, to a great extent, upon its adoption of claimants' findings of fact, which were, in turn, premised on their appraiser's demonstrably unfounded conclusions, the judgment cannot stand.").

B. Gyrodyne Overstated The Likelihood That It Would Have Been Permitted To Construct 1232 to 1540 Residential Units.

Gyrodyne also inflated its valuation by considering the potential residential development on a "per unit" basis and then overstating the likelihood that it could have developed the large number of units it assumes. While Gyrodyne claimed to have

complied with legal precedent requiring that a potential subdivision be valued as such, rather than as raw acreage or fully developed land, (Tr. 329), Gyrodyne actually deviated from this precedent in an important respect. Rather than determining a price per acre, *see, e.g.*, *Suffolk County v. Firester,* 37 N.Y.2d 649, 653 (1975); *Hewitt,* 18 A.D.2d at 1128; *Breitenstein,* 245 A.D.2d at 839; *cf. Hazard Lewis Farms, Inc. v. State,* 1 A.D.2d 923, 924 (3d Dep't 1956) (consideration of "lot basis" merely to confirm separate primary valuation was acceptable), Gyrodyne determined a price "per unit." Unlike the number of acres, which is reasonably certain in a condemnation case, the number of units that might be constructed in a hypothetical subdivision is a matter of conjecture.

Gyrodyne failed to support its claim that it would have had a 70% or better chance of obtaining approval for 1232 to 1540 units on the Property. *See In re Town of Islip,* 49 N.Y.2d at 360-61 (claimant must prove likelihood of obtaining necessary government approval for hypothetical use); *In re Shorefront High Sch., City of N.Y., Borough of Brooklyn,* 25 N.Y.2d 146, 149 (1969) (same). A likelihood of legislative action by a government body

may not be proven merely through testimony by a current or former government official. *Maloney v. State,* 48 A.D.2d 755, 755 (3d Dep't 1975); *see J.W. Mays Inc. v. State,* 300 A.D.2d 545, 547 (2d Dep't 2002);. Thus, Gyrodyne's reliance on an employee of the Suffolk County Planning Department who previously worked for the Town of Brookhaven (A. 82-84) was insufficient to prove future action by either of those governments, let alone the Town of Smithtown.

To the extent that the witness purported to rely upon precedent, the facts do not support his conclusions. As an initial matter, Gyrodyne did not take into account its own efforts to develop the Property. In 2003, Gyrodyne applied to develop the entire Property as a golf-and-residential community with fewer than 400 units (A. 1942-2058). In its application, Gyrodyne stated that it had previously considered "a higher-density mixed-use development to be served by an on-site sewage treatment plant," but "[m]any community representatives objected . . . to the construction and operation of a sewage treatment plant at this site. Thus, the applicant has developed a plan wherein the

density has been substantially reduced from earlier concepts such" that a sewage treatment plant would not be required (A. 1947, 2049-2050). Despite this admission that public opposition had forced it to abandon a "higher-density" plan that would have required a sewage treatment plan on the Property, Gyrodyne claimed at trial that there was an overwhelming likelihood that it would have obtained approval to construct a 1232- to 1540-unit residential subdivision that would have required a sewage treatment plant on the Property (A. 417, 420, 422; *see also* A. 680). This contradiction was nowhere acknowledged, let alone addressed, by Gyrodyne.

Nor did Gyrodyne prove a likelihood of obtaining approval for a higher-density development based on other precedent. Gyrodyne's planning expert claimed to have examined recent approvals of other properties in Brookhaven and Smithtown, but he did not consider the overall history of applications and their dispositions. He did not provide evidence, for example, that 7 out of 10 applications filed with those towns in the preceding five years were approved with densities of 3 to 6 units per acre. Nor

was there any discussion of how the Suffolk County Planning Commission had ruled on prior applications. (*See generally* A. 90-233.)

Rather, Gyrodyne's witness admitted that he cherry-picked the applications that he wanted to use as precedent, calling the Brookhaven and Smithtown planning departments and asking for information about specific approvals with which he was already familiar (A. 180-181). He excluded from consideration both applications that were denied and applications that were left to linger because the Brookhaven Town Board did not want to approve or deny them (A. 181-183).

And even this skewed selection of approvals was not accurately presented. Gyrodyne's appraisal considered the Property as if every single acre could be developed, and it treated its selected approval precedents as if they had been approved for construction on every acre. But that was not the case. Gyrodyne described the approval closest in size to this Property, Parkshaw Associates, as having a density of 10.97 units per acre (A. 932). But of the 243.7 acres owned by Parkshaw Associates, 152 acres

were allocated to a golf course, 2.1 acres were allocated to a restaurant, 47.2 acres were allocated to parkland, and 2.1 acres were dedicated to the municipality. Only 41 acres of the Parkshaw Associates property was approved for residential development. (A. 932.) The 450 approved units thus represent 10.97 units per acre *only as to 17% of the property*; for the entire property, 450 units results in a yield of 1.85 units per acre. If the Gyrodyne Property were treated the same way, Parkshaw Associates would support approval of only about 570 units,[3] not the 1232 to 1540 units Gyrodyne derives by assuming four to five units per acre for the entire 308 acres.

Similarly, Gyrodyne claimed in its planning report that Silver Corporate Park was permitted 620 units on 117 acres, for a density of 5.2 units per acre (A. 931). But at trial, Gyrodyne's planning expert admitted that the Silver Corporate Park property was actually 200 acres, not 117 (A. 111-112). Thus, the 5.2-units-per-acre figure depends upon counting only 59% of the property; if one considers the entire 200 acres, the density is 3.1 units per

[3] 307.89 acres x 1.85 units per acre = 570 units.

acre. Treating Gyrodyne's Property the same way would produce only about 955 units.[4] Moreover, Gyrodyne's planning expert admitted at trial that Silver Corporate Park's approval was subsequently rescinded by the Brookhaven Town Board, a fact not disclosed in his report (A. 175-177).

Other approvals were presented without critical facts. The Galleria (Avalon Commons) development was described as having a density of 14.8 units per acre, but neither the size of the property nor the number of units were provided (A. 115-116, 190, 932). There is simply no way to check the accuracy of this figure. Likewise, it is impossible to verify the figures for Laurel Hill Associates, which supposedly had 720 units and a total density of 3.3 units per acre (A. 932). Conspicuously absent from Gyrodyne's planning report was the total acreage of this development. Given Gyrodyne's sleight-of-hand with Parkshaw Associates and Silver Corporate Park, the absence of critical facts raises red flags.

Furthermore, even if one assumes that the remainder of Gyrodyne's selection of approvals was accurately reported, it

---

4 307.89 acres x 3.1 units per acre = 955 units.

demonstrates that higher density was reserved for small properties, while larger properties were restricted to lower densities. For example, The Fairfield at Ronkonkoma, approved for 11 units per acre, consisted of only 5.5 acres with 60 apartments. Similarly, the Heritage Square property, approved for a density of 11.4 units per acre, consisted of 51.5 acres with 582 units. Earth Grow at East Moriches, approved for a density of 7 units per acre, consisted of 46.2 acres with 324 units. In contrast, the 128-acre Mile Development was approved for only 3.7 units per acre, for a total of 477 units. The 104-acre Hamlet Estates property was approved for only 1.6 units per acre. (A. 931-932.) And as discussed above, the 200-acre Silver Corporate Park was approved for a density of 3.1 units per acre, while Parkshaw Associates' 243.7-acre development was approved for a density of 1.8 units per acre. Accordingly, even based on Gyrodyne's own skewed sample of approvals, the likely range of approved densities for the 308-acre Property was not 1.6 to 14 units per acre (A. 932), but rather 1.6 to 3.7 units per acre, assuming, as Gyrodyne does, approval to build on every last acre.

Thus, there is no basis to believe Gyrodyne likely would have been permitted anything near the 1232 to 1540 units assumed in its valuation. To the contrary, the history of the Property and the approvals identified by Gyrodyne indicate that Brookhaven, Smithtown, and Suffolk County would probably have decreased the permitted density for a project of this magnitude, resulting in far fewer units than Gyrodyne claimed. (*Cf.* A. 115, 932 (Hamlet Estates zoned for 6 units per acre but approved by Smithtown for 1.6 units per acre).) Alternatively, Gyrodyne might have obtained approval to build at a higher density but on only a portion of the Property. *See, e.g., Eadie v. Town Bd. of E. Greenbush,* 7 N.Y.3d 306 (2006) (buffer zones as conditions of development); *Smith v. Town of Mendon,* 4 N.Y.3d 1 (2004) (conservation easements as conditions of development). (*See also* A. 2037, 2039, 2042, 2044, 2047-2050 (planning buffer zones around golf community, extolling preservation of open space). Either way, the total number of units would have been lower than Gyrodyne claimed.

The Court of Claims thus erred in holding that it was bound to accept without question a valuation based on assumptions that

Gyrodyne's own evidence cannot support, and on figures that do not reflect the full cost of development and government approvals. A new trial is required to correct this error.

POINT II

HIGHEST AND BEST USE MUST BE DETERMINED BASED UPON NEW EVIDENCE CONCERNING COSTS AND DENSITY

Given the flaws in Gyrodyne's assumptions demonstrated above, the highest and best use determination is likely also flawed. Those assumptions affect not only the valuation of the Property, but key elements of the highest and best use inquiry. First, the highest and best use must be legally permissible. *E.g., In re Town of Islip,* 49 N.Y.2d at 360-61. If a party's proposed highest and best use was not legally permissible at the time of the taking, that party must prove that a change in legal status likely would have been granted. *See id.; In re Shorefront High Sch.,* 25 N.Y.2d at 149. As demonstrated in Point I.B, Gyrodyne's evidence does not establish that it was likely that Gyrodyne could have obtained approval to build 1232 to 1540 residential units on the

Property. If Gyrodyne cannot, at retrial, present credible evidence that rezoning and other approvals were likely, its hypothesized 1232-to-1540-unit residential subdivision cannot be the highest and best use. *See In re Town of Islip,* 49 N.Y.2d at 360-61; *In re Shorefront High Sch.,* 25 N.Y.2d at 149. (*see also* A. 801-803, 831-832).

Even if Gyrodyne could prove that it likely would have obtained approvals for a smaller residential subdivision, it would then have to address the economics of such a subdivision. Economic viability and productivity must be considered in deciding if a given use is the highest and best use. *See Broadway Assocs. v. State,* 18 A.D.3d 687, 688 (2d Dep't 2005); *Consol. Edison Co. of N.Y. v. Neptune Assocs.,* 190 A.D.2d 669, 670 (2d Dep't 1993). (*See also* A. 442, 463.) Here, the determination that a potential residential subdivision was the highest and best use relied in large part upon assumptions about the number of units that could be built and the value of each unit. If, as demonstrated in Point I, Gyrodyne's assumed number of units and price per unit were artificially inflated, then the economics of the potential

subdivision development would change substantially. In that event, another use that is legally and physically possible might be more profitable. Indeed, depending on the actual number of units that were likely to be approved and the full cost of approvals and development, a residential subdivision might not have been economically viable at all. Either of those outcomes would dictate a different highest and best use.

In addition, the Court of Claims itself identified possible issues relating to the railroad tracks that divided the Property in two (A. 36). Those must also be examined. If the railroad would have made a residential subdivision infeasible, or less profitable than some other use (such as a research and development park), there would be a different highest and best use. Accordingly, the retrial should encompass all issues relating to just compensation, not merely the valuation of a potential residential subdivision with 1232 to 1540 units.

POINT III

THE AWARD OF FEES AND EXPENSES SHOULD BE VACATED

The additional judgment awarding fees and expenses (A. 51.3-51.6) should be vacated because the judgment upon which it depends should be vacated. Eminent Domain Procedure Law § 701 provides that:

> In instances where the order or award is substantially in excess of the amount of the condemnor's proof and where deemed necessary by the court for the condemnee to achieve just and adequate compensation, the court, upon application, notice and an opportunity for hearing, may in its discretion, award to the condemnee an additional amount, separately computed and stated, for actual and necessary costs, disbursements and expenses, including reasonable attorney, appraiser and engineer fees actually incurred by such condemnee.

A prerequisite to an award under § 701, then, is for the claimant to prevail on the underlying claim for compensation. Where the judgment awarding compensation is vacated or reversed on appeal, the § 701 award must be vacated, as well. *See J.W. Mays*, 300 A.D.2d at 547; *Estate of Haynes v. County of Monroe*, 278 A.D.2d 823, 825 (4th Dep't 2000). So too here. The August 2010 judgment awarding $125 million in compensation should be

vacated for the reasons set forth in Points I and II, above. Accordingly, the Court should also vacate the December 2010 decision & order (A. 51.7-51.12) and the February 9, 2011 additional judgment (A. 51.3-51.6) awarding $1,474,940.67 in fees and expenses.

CONCLUSION

For all of the foregoing reasons, the Court should vacate the Court of Claims' August 17, 2010 judgment, December 14, 2010 decision & order, and February 9, 2011 additional judgment, and remand the matter for a new trial.

Dated: New York, NY
March 7, 2011

Respectfully submitted,

ERIC T. SCHNEIDERMAN
Attorney General of the State of New York
Attorney for appellant

By: ____________________
Robert C. Weisz
Assistant Solicitor General

120 Broadway
New York, NY 10271
Telephone (212) 416-6325

BENJAMIN N. GUTMAN
Deputy Solicitor General
ROBERT C. WEISZ
Assistant Solicitor General of Counsel

CERTIFICATE OF COMPLIANCE
PURSUANT TO 22 NYCRR § 670.10.3(f)

The foregoing brief was prepared on a computer. A proportionally spaced typeface was used, as follows:

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The total number of words in the brief, inclusive of point headings and footnotes and exclusive of pages containing the table of contents, table of citations, proof of service, certificate of compliance, or any authorized addendum containing statutes, rules, regulations, etc., is 7,306.